Exhibit 10.1
Amendment

to the Committed Revolving Credit Facility in the amount of USD 50.000.000, between Norðurál Grundartangi ehf., reg. no: 570297-2609, as the Borrower and Landsbankinn hf., reg. no. 471008-0280, as the Bank, dated November 27th 2013 (hereinafter referred to as the “Agreement”).

The Borrower and the Bank have agreed to make the following amendments to the Agreement:

1)	Libor

Definition of “Libor” in Clause 1.1 in the Agreement shall hereafter be as follows:

“Libor

means in relation to any amount to be advanced to, or owing by the Borrower hereunder on which interest for a given period is to accrue or be calculated, the percentage rate per annum equal to the offered quotation which appears on:

a)
Thomson Reuters or Bloomberg, ICE Benchmark Administration (ICE LIBOR), for the relevant currency for the period of the relevant Interest Period as at 11:00 a.m. (London time) 2 Banking Days prior to commencement of the relevant Interest Period;

b)	if no relevant quotes are available under (a) above an alternative variable rate shall be reasonably determined by the Lender.
Notwithstanding the foregoing, in no event shall LIBOR be less than 0.0%"

2)	Margin
Definition of “Margin” in Clause 1.1 in the Agreement shall hereafter be as follows: “Margin means 3,60% per annum.”

3)	Termination date
Definition of Termination Date in Clause 1.1 in the Agreement shall hereafter be as follows:
“Termination Date
means November 27th, 2018”

4)	Extension Fee

New clause 14.5 shall be added to article 14 (EXPENSES) and will be as follows from the signature date of this amendment:

“ 14.5 Extension Fee

In case of the Borrower request to extend the terms of this Agreement, the Borrower shall pay the bank an extension fee if such request is agreed by the Bank.”

5)	Other Provisions

For new extended Termination Date according to clause 3 in this amendment and in accordance with clause 14.5 in the Agreement, the Borrower shall pay the Bank extension fee amounting to 0,2% of the Facility Amount.

The Borrower accepts by signing this Amendment that the extension fee will be charged of the Borrower bank account.

Otherwise as not specifically stated in this Amendment, the Agreement shall be unaffected and shall be governed by the terms and conditions set forth in the Agreement.

The parties hereto have caused this Amendment to be duly executed in
Reykjavik, on April 14, 2016.

This Amendment has been prepared and signed in two copies of equal legal force, one copy for the Bank, and one copy for the Borrower.

On behalf of the Borrower    On behalf of Landsbankinn hf.

/s/ Ragnar Gudmundsson                 /s/ Steinthor Palsson

/s/ Kristinn Bjarnason                     /s/ Olafur Magnusson